Exhibit 99.4

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

On July 1, 2014, EFactor Group Corp. (the “Company”) entered into an Exchange Agreement (the “HT Agreement”) by and among the Company, HT Skills Ltd., an entity organized under the laws of England and Wales (“HT Skills”), and Five5Five PTE Ltd., the sole shareholder of HT Skills (the “HT Seller”). On the same date, the parties consummated the transaction, pursuant to which the HT Seller sold, and the Company purchased, all of HT Skills’ outstanding capital stock (the “HT Transaction”), in exchange for 221,985 unregistered shares of the Company’s common stock. In connection with the HT Transaction, the Company agreed to loan HT Skills $150,000 at ten percent interest per annum for working capital purposes. The HT Transaction and the HT Agreement were approved by the Company’s board of directors and the board of directors and the sole shareholder of HT Skills. The HT Agreement contains customary representations, warranties, and covenants by each of the parties.

The following tables set forth certain Unaudited Pro Forma Condensed Consolidated Financial Statements giving effect to the Company’s acquisition of HT Skills. The historical financial information included in the Unaudited Pro Forma Condensed Consolidated Financial Statements for both the Company and HT Skills were prepared in conformity with U.S. Generally Accepted Accounting Principles.

The Unaudited Pro Forma Condensed Consolidated Financial Statements were prepared for informational purposes only and are not indicative of the consolidated results of operations or financial positions that the Company would have reported had the acquisition occurred at the previous dates presented, nor do they project results of future operations as a consolidated entity. The Unaudited Pro Forma Condensed Consolidated Financial Statements do not reflect any operating efficiencies and/or cost savings that the Company may achieve with respect to the combined business operations.

The historical financial information has been adjusted in the Unaudited Pro Forma Condensed Consolidated Financial Statements to reflect pro forma events that are (i) directly attributable to the acquisition, (ii) factually supportable, and (iii) with respect to the statements of earnings, expected to have a continuing impact on the combined results of the businesses.

EFACTOR GROUP CORP.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
JUNE 30, 2014
	EFactor	HT Skills	Pro Forma Adjustments		EFactor Pro Forma
ASSETS
Cash	$126,326	$—	$—		$126,326
Accounts receivable	80,334	99,662	—		179,996
Receivable - other	—	29,418	—		29,418
Unbilled receivable	—	275,901	—		275,901
Inventory	150,250	—	—		150,250
Other current assets	8,986	—	—		8,986
Total current assets	365,896	404,981	—		770,877

Property, website and equipment, net	474,817	14,878	—		524,222
Goodwill	3,646,994	—	10,298,214	B	13,945,208
Deferred Financing Costs	219,594	—	—		219,594
TOTAL ASSETS	$4,707,301	$419,859	$10,298,214		$15,154,582

LIABILITIES AND STOCKHOLDERS’ EQUITY
Bank overdraft	$—	51,833	—		51,833
Accounts payable	1,461,498	203,045	—		1,664,543
Accounts payable - related party	735,709	3,951	—		739,660
Accounts payable - other	—	23,234	—		23,234
Accrued expenses	946,672	—	—		946,672
Operating line of Credit	1,110,005	—	—		1,110,005
Deferred revenue	68,730	—	—		68,730
Bank loans	—	147,882	—		147,882
Current portion of note payable - third parties, net of discount	277,131	—	—		277,131
Current portion of convertible note payable - third parties, net of discount	1,221,442	—	—		1,221,442
Current portion of note payable - related parties, net of discount	288,678	—	—		288,678
Total current liabilities	6,109,865	776,925			6,886,790

Other Long-term obligations	116,587	—	—		116,587
Non-current portion of convertible note payable - third parties net of discount	10,294	—	—		10,294
Total Non-Current Liabilities	126,881	—			126,881
TOTAL LIABILITIES	6,236,746	776,925			7,013,671

Commitments and contingencies

STOCKHOLDERS’ EQUITY
Preferred stock	$42	$—	$—		$42
Common stock	1,076	161,530	(161,530	) A	1,076
Accumulated other comprehensive income	(29,943)	(14,574)	14,574	A	(29,943)
Additional paid-in capital	21,521,753	—	9,941,148	A,B	31,462,901
Accumulated deficit	(23,022,373)	(504,022)	504,022	A	(23,022,373)
Total stockholders’ equity	(1,529,445)	(357,066)	10,298,214		8,411,703
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$4,707,301	$419,859	$10,298,214		$15,425,374

See notes to unaudited pro forma condensed consolidated financial statements

EFACTOR GROUP CORP.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
TWELVE MONTHS ENDED DECEMBER 31, 2013

	EFactor	HT Skills	Pro Forma Adjustments	EFactor Pro Forma
Net revenues	$741,785	$918,038	$—	$1,659,823

Operating expenses
Cost of revenue	219,931	354,748	—	574,679
Sales and marketing	422,138	—	—	422,138
General and administrative	3,946,635	671,475	—	4,618,110
Depreciation and amortization	246,603	—	—	246,603
Total operating expenses	4,835,307	1,026,223	—	5,861,530

Income from operations	(4,093,522)	95,640	—	(3,997,882)

Other income (expense):
Interest expense	(911,527)	(79,286)	—	(990,813)
Loss on conversion of debt	(1,026,859)	—	—	(1,026,859)
Other income (expense)	84,829	—	—	84,829
Total other income (expense), net	(1,853,557)	(79,286)	—	(1,932,843)

Income (loss) before income taxes	(5,947,079)	(187,471)	—	(6,134,550)

Income tax expense	—	8,534	—	8,534
Net income (loss)	$(5,947,079)	$(187,471)	$—	$(6,134,550)

Other comprehensive gain (loss):
Foreign currency translation adjustment	(5,244)	(12,055)	—	(17,299)
Comprehensive gain (loss)	$(5,952,323)	$(199,526)	$—	$(6,151,849)

Basic and diluted net loss per common share	$(8.90)			$(9.18)

Weighted average shares used in completing basic and diluted net loss per common share	668,352			668,352

See notes to unaudited pro forma condensed consolidated financial statements

EFACTOR GROUP CORP.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
SIX MONTHS ENDED JUNE 30, 2014

	EFactor	HT Skills	Pro Forma Adjustments	EFactor Pro Forma
Net revenues	$265,131	$398,770	$—	$663,901

Operating expenses
Cost of revenue	77,755	141,659	—	219,414
Sales and marketing	119,407	—	—	119,407
General and administrative	3,169,520	296,628	—	3,466,148
Depreciation and amortization	114,866	—	—	114,866
(Gain) loss on forgiveness/settlement of liabilities	32,778	—	—	32,778
Total operating expenses	3,514,326	438,287	—	3,919,835

Loss from operations	(3,249,195)	(39,517)	—	(3,255,934)

Other income (expense):
Interest expense	(1,463,149)	(8,913)	—	(1,472,062)
Loss on conversion of debt	(49,926)	—	—	(49,926)
Derivative loss	(576,143)	—	—	(576,143)
Total other income (expense), net	(2,089,218)	(8,913)	—	(2,098,131)

Loss before income taxes	(5,338,413)	(48,430)	—	(5,354,065)
Net loss	$(5,338,413)	$(48,430)	$—	$(5,354,065)

Other comprehensive gain (loss):
Foreign currency translation adjustment	(24,699)	8,345	—	—
Comprehensive gain (loss)	$(5,363,112)	$(40,085)	$—	$(5,354,065)

Basic and diluted net loss per common share	$(5.10)			$(4.69)

Weighted average shares used in completing basic and diluted net loss per common share	1,047,553			1,141,209

See notes to unaudited pro forma condensed consolidated financial statements

1. BASIS OF PRESENTATION

The accompanying Pro Forma Statement of Operations for the year ended December 31, 2013, and for the six month period ended June 30, 2014, give effect to the Company’s acquisition of HT Skills as discussed in Note 2, as if such acquisition had occurred on January 1, 2013, combining the results of the Company and HT Skills for the year ended December 31, 2013 and for the six month period ended June 30, 2014. The accompanying Pro Forma Balance Sheet as of June 30, 2014 gives effect to the HT Skills acquisition as if it had occurred on January 1, 2014, combining the consolidated balance sheets of the Company and HT Skills as of June 30, 2014.

2. HT SKILLS ACQUISITION

The total acquisition purchase price was allocated to the net assets acquired based upon their preliminary estimated fair values as of the close of business on June 30, 2014 as set forth below. The excess of the preliminary purchase price over the preliminary net assets was recorded as goodwill. The preliminary allocation of the purchase price was based upon a preliminary valuation and the estimates and assumptions are subject to change. The preliminary purchase price allocation for the acquisition is as follows:

Total purchase price		$10,655,280
Book value of net assets acquired	$357,066
Fair value of tangible net assets acquired		$357,066
Residual goodwill		$10,298,214

Except as discussed in Note 3 below, the carrying value of assets and liabilities in HT Skills financial statements are considered to be a reasonable estimate of the fair value of those assets and liabilities.

3. PRO FORMA ADJUSTMENTS

The Pro Forma Financial Statements are based upon the historical consolidated financial statements of the Company and HT Skills and certain adjustments which the Company believes are reasonable to give effect to the HT Skills acquisition. These adjustments are based upon currently available information and certain assumptions, and therefore the actual adjustments will likely differ from the pro forma adjustments. The Pro Forma Financial Statements included herein were prepared using the acquisition method of accounting for the business combination. As discussed above, the purchase price allocation is considered preliminary at this time. However, the Company believes that the preliminary purchase price allocation and other related assumptions utilized in preparing the Pro Forma Financial Statements provide a reasonable basis for presenting the pro forma effects of the HT Skills acquisition.

The adjustments made in preparing the Pro Forma Financial Statements are as follows:

(A) Elimination of HT Skills Stockholder Equity

(B) Acquisition Funding

The HT Skills acquisition was funded through the issuance of 221,985 shares of common stock valued at $10,655,280. As a result, the Company’s initial value of goodwill is approximately $10,298,214.